SECTOR COMMUNICATIONS, INC.

                              7601 LEWINSVILLE ROAD
                             McLEAN, VIRGINIA 22102

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Theodore Georgelas and Geoffrey Button and each of them, with full power of substitution, as proxies to vote as designated on the reverse side, all the shares of common stock held by the undersigned at the annual meeting of shareholders of Sector Communications, Inc. to held on October 21, 1997, at 10:00 a.m. at the Company's corporate offices, or any adjournment thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting.


[ X ]    Please mark you votes as in this example.


                         FOR      WITHHELD            Nominees:

1. ELECTION OF         [   ]    [   ]                 Theodore J. Georgelas
    DIRECTORS                                         Geoffrey A. Button
                                                      Jeff Shear
                                                      C. Donald Johnson

                    FOR    AGAINST  ABSTAIN                                      FOR    AGAINST  ABSTAIN
2. APPROVAL         [   ]  [   ]    [   ]         3.  APPROVAL OF                [   ]  [   ]    [   ]
    OF REVERSE                                        INDEPENDENT
    SPLIT                                             ACCOUNTANTS


This proxy will be voted as directed, or if no direction is indicated, will be vote FOR all nominees listed above for election of directors and FOR approval of the increase in number of authorized common share and FOR approval of the independent auditors and in the discretion of the persons named as proxies with respect to any other business that may properly come before the meeting.

If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date below and mail in the postage paid envelope provided. Specific choices may be made above.



SIGNATURE  ______________________________________             DATE _____________

SIGNATURE  ______________________________________             DATE _____________


NOTE: Please sign exactly as names appears hereon. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such.